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                                                                   EXHIBIT 28.1

                         INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
Anika Research, Inc.:

  Under date of October 18, 1996, we reported on the balance sheets of Anika Research, Inc. as of August 31, 1996 and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended August 31, 1996, as contained in the annual report on Form 10-KSB for the year 1996. In connection with our audits of the aforementioned financial statements, we also audited the related financial statement schedule listed in Item 13(a)(2). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

  In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          KPMG Peat Marwick LLP

Boston, Massachusetts
October 18, 1996